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                                                                    EXHIBIT 99.1

PROXY FOR HOLDERS OF COMMON STOCK, SERIES B PREFERRED STOCK AND
SERIES C PREFERRED STOCK OF HEALTH DATA SCIENCES CORPORATION

               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 SPECIAL MEETING OF STOCKHOLDERS ON     , 1996

    The undersigned hereby appoints       and       and each of them, proxies,
with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock of Health Data Sciences Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the
Special Meeting of Stockholders to be held on     , 1996, at 10:00 a.m., local
time, at the Mission Inn, 3649 Seventh Street, Riverside, California, and at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement/ Prospectus, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Special Meeting and Proxy Statement/ Prospectus as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

1. To approve the Merger Agreement dated as of May 23, 1996 among the Company, Medaphis Corporation and RAKSub, Inc.

                / /  FOR                / /  AGAINST        / /  ABSTAIN

2. In the discretion of the proxies, on any other matter than may properly come before the meeting or any adjournment thereof.

                (CONTINUED, AND TO BE SIGNED, ON THE OTHER SIDE)

    THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED, THE PROXY WILL BE VOTED FOR THE PROPOSALS ON THE OTHER SIDE.

                                                  DATE:
                                                       ------------------------,
                                                  1996

                                                  ------------------------------

                                                  ------------------------------

                                                  Please sign exactly as your
                                                  name or names appear hereon.
                                                  Where more than one owner is
                                                  shown above, each should sign.
                                                  When signing in a fiduciary or
                                                  representative capacity,
                                                  please give full title. If
                                                  this proxy is submitted by a
                                                  corporation, it should be
                                                  executed in the full corporate
                                                  name by a duly authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.